Exhibit 28(h)(xxxviii)

[FORM OF] AMENDMENT NO. 10 TO THE

SHAREHOLDER SERVICES AGREEMENT

SunAmerica Series Trust and The United States Life Insurance Company in the City of New York hereby amend the Shareholder Services Agreement dated as of March 7, 2011 as follows:

Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures, intending that this Amendment No. 10 to the Shareholder Services Agreement be effective as of the [•]

day of [•], 2018.

THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

By:
Name:
Title:

SUNAMERICA SERIES TRUST

By:
Name:
Title:

SCHEDULE A

(as of [•], 2018)

Portfolios of SunAmerica Series Trust

SA AB Growth Portfolio (f/k/a Alliance Growth Portfolio)

SA AB Small & Mid Cap Value Portfolio (f/k/a Small & Mid Cap Value Portfolio)

SA American Funds® Asset Allocation Portfolio (f/k/a American Funds® Asset Allocation SAST Portfolio)*

SA American Funds® Global Growth Portfolio (f/k/a American Funds® Global Growth SAST Portfolio)*

SA American Funds® Growth Portfolio (f/k/a American Funds® Growth SAST Portfolio)*

SA American Funds® Growth-Income Portfolio (f/k/a American Funds® Growth-Income SAST Portfolio)*

SA American Funds® VCP Managed Asset Allocation Portfolio (f/k/a VCP Managed Asset Allocation SAST Portfolio and Protected Asset Allocation SAST Portfolio)*

SA BlackRock VCP Global Multi Asset Portfolio*

SA Boston Company Capital Growth Portfolio (f/k/a Capital Growth Portfolio and Goldman Sachs Research Portfolio)

SA Columbia Technology Portfolio (f/k/a Technology Portfolio)

SA DFA Ultra Short Bond Portfolio (f/k/a Ultra Short Bond Portfolio and Cash Management Portfolio)

SA “Dogs” of Wall Street Portfolio (f/k/a “Dogs” of Wall Street Portfolio)

SA Emerging Market Equity [Index] Portfolio*

SA Federated Corporate Bond Portfolio (f/k/a Corporate Bond Portfolio)

SA Fixed Income Index Portfolio*

SA Fixed Income Intermediate Index Portfolio*

SA Franklin Foreign Value Portfolio (f/k/a Foreign Value Portfolio)

SA Franklin Small Company Value Portfolio (f/k/a Small Company Value Portfolio)[*]

SA Global Index Allocation 60/40 Portfolio*

SA Global Index Allocation 75/25 Portfolio*

SA Global Index Allocation 90/10 Portfolio*

SA Goldman Sachs Global Bond Portfolio (f/k/a Global Bond Portfolio)

SA Goldman Sachs Multi-Asset Insights Portfolio*

SA Index Allocation 60/40 Portfolio*

SA Index Allocation 80/20 Portfolio*

SA Index Allocation 90/10 Portfolio*

SA International Index Portfolio*

SA Invesco Growth Opportunities Portfolio (f/k/a Growth Opportunities Portfolio)

SA Invesco VCP Equity-Income Portfolio (f/k/a VCP Value Portfolio)*

SA Janus Focused Growth Portfolio (f/k/a SA Marsico Focused Growth Portfolio, Marsico Focused Growth Portfolio and Marsico Growth Portfolio)

SA JPMorgan Balanced Portfolio (f/k/a Balanced Portfolio and SunAmerica Balanced Portfolio)

SA JPMorgan Emerging Markets Portfolio (f/k/a Emerging Markets Portfolio)

SA JPMorgan Equity-Income Portfolio (f/k/a Growth-Income Portfolio)

SA JPMorgan Global Equities Portfolio (f/k/a Global Equities Portfolio)

SA JPMorgan MFS Core Bond Portfolio (f/k/a Total Return Bond Portfolio and Worldwide High Income Portfolio)

SA JPMorgan Mid-Cap Growth Portfolio (f/k/a Mid-Cap Growth Portfolio and MFS Mid-Cap Growth Portfolio)

SA Large Cap Growth Index Portfolio*

SA Large Cap Index Portfolio (f/k/a Equity Index Portfolio)*

SA Large Cap Value Index Portfolio*

SA Legg Mason BW Large Cap Value Portfolio (f/k/a Davis Venture Value Portfolio)

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SA Legg Mason Tactical Opportunities Portfolio*

SA MFS Blue Chip Growth Portfolio (f/k/a Blue Chip Growth Portfolio)

SA MFS Massachusetts Investors Trust Portfolio (f/k/a MFS Massachusetts Investors Trust Portfolio, MFS Growth and Income Portfolio and Growth/Phoenix Investment Counsel Portfolio)

SA MFS Telecom Utility Portfolio (f/k/a Telecom Utility Portfolio and Utility Portfolio and Federated Utility Portfolio)

SA MFS Total Return Portfolio (f/k/a MFS Total Return Portfolio and Balanced/Phoenix Investment Counsel Portfolio)

SA Mid Cap Index Portfolio*

SA Morgan Stanley International Equities Portfolio (f/k/a International Diversified Equities Portfolio)

SA Oppenheimer Main Street Large Cap Portfolio (f/k/a Equity Opportunities Portfolio, Federated American Leaders Portfolio and Federated Value Portfolio)

SA PIMCO VCP Tactical Balanced Portfolio (f/k/a VCP Total Return Balanced Portfolio)*

SA PineBridge High-Yield Bond Portfolio (f/k/a High-Yield Bond Portfolio)

SA Putnam International Growth and Income Portfolio (f/k/a International Growth and Income Portfolio)

SA Pyramis® Real Estate Portfolio (f/k/a Real Estate Portfolio)

SA Schroders VCP Global Allocation Portfolio*

SA Small Cap Index Portfolio*

SA T. Rowe Price Asset Allocation Growth Portfolio*

SA T. Rowe Price VCP Balanced Portfolio*

SA VCP Dynamic Allocation Portfolio (f/k/a SunAmerica Dynamic Allocation Portfolio)*

SA VCP Dynamic Strategy Portfolio (f/k/a SunAmerica Dynamic Strategy Portfolio)*

SA VCP Index Allocation Portfolio*

SA WellsCap Aggressive Growth Portfolio (f/k/a Aggressive Growth Portfolio)

SA WellsCap Fundamental Growth Portfolio (f/k/a Fundamental Growth Portfolio, Putnam Growth: Voyager Portfolio and Putnam Growth Portfolio)

*	Portfolio does not have Class 2 shares.

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